Exhibit 10-21

EXHIBIT A

PARTICIPANTS IN THE
ASTEC INDUSTRIES, INC. EXECUTIVE
CHANGE IN CONTROL SEVERANCE PLAN
as of February 21, 2019

Tier I Participants	Chief Executive Officer
Tier II Participants	Chief Operating Officer Chief Financial Officer Group Presidents Vice President of Administration Corporate Controller
Tier III Participants	Subsidiary Presidents